Exhibit 10.7

NEFF CORPORATION
SENIOR EXECUTIVE INCENTIVE BONUS PLAN

1.	Purpose
This Senior Executive Incentive Bonus Plan (the “Bonus Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of Neff Corporation (the “Company”) and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Bonus Plan is for the benefit of Covered Employees (as defined below).

2.	Administration
The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) shall have the sole discretion and authority to administer and interpret the Bonus Plan.

3.	Eligibility and Participation
The Compensation Committee shall select the persons eligible to participate in the Bonus Plan, which may include, without limitation, the executives of the Company and its subsidiaries who are or, as determined in the sole discretion of the Compensation Committee, may become “covered employees” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)) of the Company and its subsidiaries for the applicable taxable year of the Company (such selected persons, the “Covered Employees”).

4.	Bonus Determinations
(a)A Covered Employee may receive a bonus payment under the Bonus Plan based upon the attainment of performance objectives which are established by the Compensation Committee and relate to financial, operational or other metrics with respect to the Company or any of its subsidiaries (the “Performance Goals”), including but not limited to: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) revenue growth or product revenue growth; (iv) net income (either before or after taxes); (v) adjusted net income; (vi) operating earnings or profit (either before or after taxes); (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) return on assets or net assets; (ix) return on capital (or invested capital) and cost of capital; (x) return on stockholders’ equity; (xi) total stockholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs, reductions in costs and cost control measures; (xv) funds from operations or funds available for distributions; (xvi) expenses; (xvii) working capital; (xviii) earnings or loss per share; (xix) adjusted earnings per share; (xx) price per share of and dividends with respect to common stock of the Company or appreciation in and/or maintenance of such price or dividends; (xxi) economic value added models or similar metrics; (xxii) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xxiii) implementation or completion of critical projects or processes; (xxiv) sales, unit volume or market share; (xxv) licensing revenue; (xxvi) brand recognition/acceptance, (xxvii) inventory turns or cycle time, (xxviii) strategic initiatives (including, without limitation, with respect to market penetration and spending efficiency, geographic business expansion, manufacturing, commercialization, production and productivity, customer satisfaction and growth, employee satisfaction, recruitment and maintenance of personnel, human resources management, supervision of litigation and other legal matters, information technology, strategic partnerships and transactions (including acquisitions, dispositions, joint ventures, in-licensing and out-licensing of intellectual property, and establishment of relationships with commercial entities with respect to the marketing, distribution and sale of Company products, and factoring transactions, research and development and related activity, financial or other capital raising transactions, operating efficiency, and asset quality); (xxix) financial ratios (including, without limitation, those measuring liquidity, activity, profitability or leverage); and (xxx) lease placement of equipment, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b)    Except as otherwise set forth in this Section 4(b): (i) any bonuses paid to Covered Employees under the Bonus Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance objectives relating to the Performance Goals; (ii) bonus formulas for Covered Employees shall be adopted in each performance period by the Compensation Committee (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period to which the Performance Goals relate); and (iii) no bonuses shall be paid to Covered Employees unless and until the Compensation Committee makes a certification with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Company may pay bonuses (including, without limitation, discretionary bonuses) to Covered Employees under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its sole discretion determine.
(c)    The payment of a bonus to a Covered Employee with respect to a performance period shall be conditioned upon the Covered Employee’s employment by the Company on the last day of the performance period; provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Employee’s termination of employment, retirement, death or disability.

5.	Forfeiture and Claw-Back Provisions
The Compensation Committee may provide that any bonuses paid under the Bonus Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations or interpretations thereunder, to the extent set forth in such claw-back policy.

6.	Other Provisions
(a)Neither the establishment of the Bonus Plan nor the selection of any individual as a Covered Employee shall give any individual any right to be retained in the employ of the Company or any subsidiary thereof, or any right whatsoever under the Bonus Plan other than to receive bonus payments awarded by the Compensation Committee.
(b)No member of the Board of Directors of the Company or the Compensation Committee shall be liable to any individual in respect of the Bonus Plan for any act or omission of such member, any other member, or any officer, agent or employee of the Company or any of its subsidiaries.
(c)The Company and its subsidiaries shall be entitled to withhold such amounts as may be required by federal, state or local law from all bonus payments under the Bonus Plan.
(d)To the extent not preempted by federal law, the Bonus Plan shall be governed and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof or any other jurisdiction.
(e)The Bonus Plan is intended to meet the requirements of Section 409A of the Code and will be interpreted and construed in accordance with Section 409A of the Code and Department of Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Each bonus payable pursuant to the Bonus Plan shall be intended to comply with, or be exempt from, the requirements of Section 409A of the Code such that the bonus will not be subject to any penalty tax imposed under Section 409A of the Code and, unless otherwise determined by the Compensation Committee, each bonus under the Bonus Plan shall be paid subject to the applicable Covered Employee’s continued employment through the date of payment of such bonus. Notwithstanding any provision of the Bonus Plan to the contrary, in the event that following the Effective Date the Company determines that any provision of the Bonus Plan could otherwise cause any person to be subject to the penalty taxes imposed under Section 409A of the Code, the Company may adopt such amendments to the Bonus Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event shall any liability for failure to comply with the requirements of Section 409A of the Code be transferred from a Covered Employee or any other person to the Company or any of its affiliates, employees or agents pursuant to the terms of the Bonus Plan or otherwise.

7.	Amendment and Termination
The Company reserves the right to amend or terminate the Bonus Plan at any time in its sole discretion. Any amendments to the Bonus Plan shall require stockholder approval only to the extent required by any applicable law, rule or regulation.

8.	Stockholder Approval
No bonuses shall be paid under the Bonus Plan unless and until the Company’s stockholders shall have approved the Bonus Plan. The Bonus Plan will be submitted for the approval of the

Company’s stockholders after the initial adoption of the Bonus Plan by the Board of Directors of the Company.

9.	Term of Bonus Plan
The Bonus Plan shall become effective as of the day immediately prior to the first date upon which common stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system (the “Effective Date”). The Bonus Plan shall expire on the earliest to occur of: (a) the first material modification of the Bonus Plan (as defined in Treasury Regulation Section 1.162-27(h)(1)(iii)); (b) the first meeting of the Company’s stockholders at which members of the Board of Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934, as amended; or (c) such other date required by Section 162(m) of the Code, and the rules, regulations and interpretations thereunder (including without limitation Treasury Regulation Section 1.162-27(f)(2)). The Bonus Plan is intended to be subject to the relief set forth in Treasury Regulation Section 1.162-27(f)(1) and shall be interpreted accordingly.

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